EXHIBIT 23.01


BARBIER FRINAULT & AUTRES                  DELOITTE TOUCHE TOHMATSU-AUDIT
ERNST & YOUNG NETWORK                      Commissaire aux Comptes
Commissaire aux Comptes                    Membres de la Compagnie de Versailles
Membres de la Compagnie de Versailles      185, avenue Charles de Gaulle
41, rue Ybry                               BP 136
92576 Neuilly-sur-Seine Cedex              92203 Neuilly-sur-Seine Cedex



                         Independent Auditors' Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for 830,000 ordinary shares, (par value Euro 2 per share) pertaining to the SUEZ 2002 ANNUAL STOCK OPTION GRANT (the "Plan"), of our report dated June 25, 2002, included in Suez's Annual Report on Form 20-F for the year ended December 31, 2001 number 1-15232, filed on June 28, 2002.

                      Neuilly-sur-Seine, January 13, 2003


     /s/ Christian Chochon                         /s/ Jean-Paul Picard
---------------------------------            ----------------------------------
    BARBIER FRINAULT & AUTRES                  DELOITTE TOUCHE TOHMATSU-AUDIT
        Christian Chochon                            Jean-Paul Picard




                                 Exh. 23.01-1